Exhibit 3.59
As Amended, As of August 18, 1989
CERTIFICATE OF INCORPORATION
OF
KNBR INC.
Pursuant to § 102 of the General Corporation Law
of the State of Delaware
     The undersigned, in order to form a corporation pursuant to Section 102 of the General Corporation Law of the State of Delaware, does hereby certify:
     FIRST: The name of the Corporation is KNBR Inc.
     SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
     FOURTH: The total number of shares which the Corporation shall have authority to issue is 100 shares of Common Stock, without par value.
     FIFTH: The name and mailing address of the Incorporator is as follows:

Name	Mailing Address

Peter Golden	400m 2840
One New York Plaza
New York, New York 10004
     SIXTH: The Board of Directors, as well as the stockholders, shall have the power to adopt, amend or repeal the by-laws of the Corporation subject to any specific limitation on such power provided in by-laws adopted by the stockholders.
     SEVENTH: Elections of directors reed not be by written ballot unless the by-laws of the Corporation shall otherwise provide.
     EIGHTH: In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors is hereby empowered to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the :statutes of the State of Delaware, of this Certificate of Incorporation and of any by-laws from time to time made by the stockholders which expressly provide that they may not be altered, amended or repealed by the Board of Directors.
     NINTH: The Corporation shall, to the extent required, and may, to the extent required, and may, to the extent permitted, by the General Corporation Law of Delaware, as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse thereto. Notwithstanding the foregoing, the indemnification provided for in this Article NINTH shall not be deemed exclusive of any other rights to which those entitled to receive indemnification or reimbursement hereunder may be entitled under any by-law of this Corporation, agreement, vote of stockholders or disinterested directors or otherwise.
     TENTH: Whenever a compromise or arrangement is proposed between his Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of. any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the. said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
     ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
     IN WITNESS WHEREOF, I have hereunto set my hand this 5th day of May, 1986 and I affirm that the foregoing certificate is my act and deed and that the facts stated therein are true.

/s/ Peter Golden
Peter Golden, Incorporator